Exhibit 1.1
$325,000,000
Carrizo Oil & Gas, Inc.
4.375% Convertible Senior Notes due 2028
UNDERWRITING AGREEMENT
May 21, 2008
CREDIT SUISSE SECURITIES (USA) LLC
As Representative of the Several Underwriters,

c/o	Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629
     Ladies and Gentlemen:
          Carrizo Oil & Gas, Inc., a Texas corporation (the “Issuer”), agrees with the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Credit Suisse Securities (USA) LLC (“Credit Suisse”) is acting as representative (the “Representative”) to issue and sell to the several Underwriters an aggregate principal amount of $325,000,000 of 4.375% Convertible Senior Notes due  2028 (the “Firm Securities”) convertible into shares of the Issuer’s common stock, $.01 par value per share (the “Common Stock”). The shares of Common Stock into which the Securities are convertible are referred to as the “Underlying Shares.” The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Issuer also proposes to sell to the Underwriters at the Underwriters’ option an aggregate of up to $48,750,000 principal amount of additional 4.375% Convertible Senior Notes due 2028 (the “Option Securities”). The Firm Securities and Option Securities (collectively the “Securities”) all to be issued under an indenture to be dated as of the Closing Date (as defined below), as amended and supplemented (the “Original Indenture”), between Wells Fargo Bank, National Association, as trustee (the “Trustee”), the Issuer and the other parties named therein, as to be supplemented with respect to the Securities by the First Supplemental Indenture to be dated as of the Closing Date, among the Trustee and the Issuer (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”).
          As the Representative, Credit Suisse has advised the Issuer that (a) it is authorized to enter into this Agreement on behalf of the several Underwriters, and (b) the several Underwriters are willing, acting severally and not jointly, to purchase the principal amount of Firm Securities set forth opposite their respective names in Schedule I, plus their pro rata portion of the principal amount of Option Securities if the Representative elects to exercise the option described in Section 3(c) in whole or in part for the accounts of the several Underwriters.

          The Issuer has filed a registration statement on Form S-3 (File No. 333-142346) with respect to the Securities and the Underlying Shares, including a base prospectus (as amended to the date of this Agreement, the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, became effective; “Effective Date” means the date of the Effective Time; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information deemed to be a part of the registration statement pursuant to Rule 430A, 430B or 430C under the Securities Act and the Rules and Regulations; “Preliminary Prospectus” means the preliminary prospectus supplement, together with the Base Prospectus, relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, dated May 20, 2008; “Prospectus Supplement” means the prospectus supplement to be filed promptly after the date hereof pursuant to Rule 424 and describing the Securities and the offering thereof; “Prospectus” means the Prospectus Supplement, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Issuer to meet requests of purchasers pursuant to Rule 173 under the Securities Act; “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Securities; “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities; and “Disclosure Package” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses identified on Schedule II hereto, if any, and the information set forth on Schedule III hereto. For purposes of clarity, any Free Writing Prospectus that was prepared by or on behalf of, or used by, an offering participant other than the Issuer (without regard to whether the conditions set forth in Rule 433 are satisfied with respect thereto) (each, an “Offering Participant Free Writing Prospectus”) shall be excluded from the definitions of Registration Statement, Base Prospectus, Prospectus Supplement, Preliminary Prospectus, Prospectus, Free Writing Prospectus, Issuer Free Writing Prospectus and Disclosure Package. For the purposes of this Agreement, the “Applicable Time” is 6:00 p.m. (Eastern time) on the date of this Agreement. Any reference herein to the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement, the date of such Preliminary Prospectus, the date of such Base Prospectus, the date of such Prospectus Supplement or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, the date of such Preliminary Prospectus, the date of such Base Prospectus, the date of such Prospectus Supplement or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. For purposes of this Agreement, all references to the Registration

Statement, any Preliminary Prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus or Issuer Free Writing Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Electronic Data Gathering Analysis and Retrieval System, or EDGAR.
          The Issuer and the Underwriters, in accordance with the requirements of Rule 2710(h) (“Rule 2710(h)”) of the Conduct Rules of the National Association of Securities Dealers, Inc. (which are part of the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) (the “Conduct Rules”) and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of RBC Capital Markets Corporation as a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) in connection with the offering and sale of the Securities. RBC Capital Markets Corporation in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”
          In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     1. Representations and Warranties of the Issuer.
          The Issuer represents and warrants to each of the Underwriters as follows:
          (a) As of the applicable determination date relating to (A) the initial filing of the Registration Statement, (B) the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Issuer was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405. The Registration Statement has been filed with the Commission under the Securities Act and has become effective under the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus. Copies of the Registration Statement and each of the amendments thereto have been delivered by the Issuer to the Representative (provided that availability of the Registration Statement and each amendment on EDGAR shall constitute delivery so long as the EDGAR copy is substantially identical except as permitted by Regulation S-T). The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform at the time they become effective or are filed with the Commission, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus, as of its date, will conform and, as it may be further supplemented by filings with the Commission, will conform, on the Closing Date (as defined below) and each Option Closing Date (as defined below), in all material respects to the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the date hereof, the Closing Date (as defined below) and each Option Closing Date (as defined below), if any, the Registration Statement, and any post-effective amendments, do not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Prospectus, as of its date, will not, and, on the Closing Date and each Option Closing Date, as amended or supplemented by filings with the Commission, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties set forth in this Section 1(a) shall apply to statements or omissions in the Registration Statement, or the Prospectus, or any amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representative expressly for use therein, such information being listed in Section 15 below.
          (b) Other than the Registration Statement, the Prospectus and the Disclosure Package, the Issuer (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto, any Issuer Free Writing Prospectus that constitutes a “road show” (within the meaning specified in Rule 433 of the Rules and Regulations) or any other written communications approved in writing in advance by the Representative and, with respect to each such Free Writing Prospectus, the Issuer represents that it has treated and agrees that it will treat each such Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the most recent Preliminary Prospectus, the other Issuer Free Writing Prospectuses identified on Schedule II and the information set forth on Schedule III, such Issuer Free Writing Prospectus, did not, and, when taken together with the Prospectus, the other Issuer Free Writing Prospectuses identified on Schedule II and the information set forth on Schedule III, at the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 15 hereof; provided, further, that the Issuer makes no representation and warranty with respect to any statements or omissions made in any Offering Participant Free Writing Prospectus, including any issuer information (as defined in Rule 433 under the Securities Act) therein. Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.
          (c) The documents incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and the Disclosure Package, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents, when read together with the other information in the Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not, when read together with the other information in the Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
          (d) The financial statements of the Issuer (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the financial position of the Issuer and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Issuer and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, have been prepared in conformity with U.S. generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Prospectus and the Disclosure Package present fairly in all material respects the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and the Disclosure Package and other financial information.
          (e) Pannell Kerr Forster of Texas, P.C., which has certified certain financial statements of the Issuer and delivered its opinion with respect to the audited financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.
          (f) The Issuer and each of the subsidiaries of the Issuer listed in Exhibit A hereto, which list includes all “significant subsidiaries” as defined in Rule 405 of the Rules and Regulations, (collectively, the “Subsidiaries”), is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. The Issuer and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Issuer and its Subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Issuer’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Other than the Subsidiaries and as disclosed in the Registration Statement, the Issuer does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.
          (g) The Issuer and each of its Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Issuer and each of its Subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Issuer thereunder. Neither the Issuer nor any of its Subsidiaries has received notice of any reservation or modification of any such Permits or has any reason to believe that any such Permits will not be reserved in the ordinary course, except as would not have a Material Adverse Effect.
          (h) Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Issuer and each of its Subsidiaries has (i) defensible title to all their interests in the oil and gas properties described in the Registration Statement, the Prospectus and the Disclosure Package as being owned or leased by them, title investigations having been carried out by the Issuer in accordance with customary practice in the oil and gas industry, and (ii) good and marketable title to all other real property and all personal property described in the Registration Statement, the Prospectus and the Disclosure Package as being owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except (A) such as would not have a Material Adverse Effect, (B) security interests securing loans under the Issuer’s senior secured revolving credit facility and second lien credit facility, (C) royalties, overriding royalties and other similar burdens under oil and gas leases, (D) easements, restrictions and rights-of-way that commonly affect oil and gas properties and (E) liens and encumbrances under gas sales contracts, geophysical exploration agreements, operating agreements, farmout agreements, participation agreements, unitization, pooling and commutation agreements, declarations and orders and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry. All property held under lease by the Issuer and its Subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as would not have a Material Adverse Effect.

          (i) There are no legal, governmental or regulatory actions, suits, proceedings or investigations to which the Issuer or any of its Subsidiaries are subject or which is pending or, to the knowledge of the Issuer, threatened, against the Issuer or any of its Subsidiaries, which, individually or in the aggregate, might have a Material Adverse Effect, affect the consummation of this Agreement or which are required to be disclosed in the Registration Statement, the Prospectus and the Disclosure Package that are not so disclosed.
          (j) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, except as described therein, (i) there has not been any Material Adverse Effect; (ii) neither the Issuer nor any of its Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, neither the Issuer nor its Subsidiaries has (A) issued any securities, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction or incurred any liability or obligation, direct or contingent that were not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock, other than with respect to the acquisition of shares of its Common Stock in connection with payment of taxes required in connection with the exercise of options for the purchase of Common Stock or the vesting of restricted stock.
          (k) There is no document, contract or other agreement required to be described in the Registration Statement, Prospectus or the Disclosure Package or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement, the Prospectus and the Disclosure Package accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the Prospectus or the Disclosure Package or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Issuer or its Subsidiary, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Issuer nor any of its Subsidiaries, if a Subsidiary is a party, nor to the Issuer’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Issuer or its Subsidiary, if a Subsidiary is a

party thereto, of any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which Issuer or its properties or business or a Subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.
          (l) Neither the Issuer nor any of its Subsidiaries is (i) in violation of any term or provision of its charter or Bylaws or similar organizational documents or (ii) in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation in this subsection (ii), individually or in the aggregate, would have a Material Adverse Effect.
          (m) Neither the execution, delivery and performance of this Agreement by the Issuer nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Issuer of the Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Issuer or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which either the Issuer or its Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Issuer or any of its Subsidiaries or violate any provision of the charter or Bylaws of the Issuer or any of its Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect and except as would not have a Material Adverse Effect.
          (n) The Indenture has been duly authorized by the Issuer and has been duly qualified under, and conforms in all material respects to the requirements of, the Trust Indenture Act of 1939, as amended and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”); the Securities have been duly authorized by the Issuer and when the Securities are duly executed, authenticated, issued, delivered and paid for pursuant to this Agreement on each Closing Date, such Securities will have been duly and validly issued and outstanding, will conform in all material respects to the information in the Disclosure Package and to the description of such Securities contained in the Final Prospectus and such Securities will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). When the Indenture is executed and delivered by the Issuer and the subsidiaries of the Issuer parties thereto, assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will be a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The statements in the Disclosure Package and the Final Prospectus under the headings “Description of the Notes” and “Material U.S. Federal Income and Estate Tax Considerations” insofar as such statements summarize legal matters, agreements, document or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
          (o) The Issuer has authorized and has outstanding capital stock as set forth under the captions “Capitalization” and “Description of Capital Stock” in the Prospectus and the Disclosure Package. The certificates evidencing the Common Stock are in due and proper legal form. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable.
          (p) When the Securities are issued and authenticated in accordance with the terms of the Indenture and delivered and paid for pursuant to this Agreement on each Closing Date, such Securities will be convertible into the Underlying Shares of the Issuer in accordance with the terms of the Indenture. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any of the Securities or Underlying Shares or any such rights pursuant to its articles of incorporation or Bylaws or any agreement or instrument to or by which the Issuer or any of its Subsidiaries is a party or bound. The Underlying Shares have been duly authorized by the Issuer and when issued on conversion in accordance with the terms of the Indenture will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Issuer or any of its Subsidiaries or any security convertible into, or exercisable or exchangeable for, such capital stock. The Common Stock and the Underlying Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement, the Prospectus and the Disclosure Package. All outstanding shares of capital stock of each of the Issuer’s Subsidiaries have been duly authorized by all necessary corporate action and validly issued, and are fully paid and nonassessable and are owned directly by the Issuer or by another wholly-owned Subsidiary of the Issuer free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Registration Statement, the Prospectus and the Disclosure Package.
          (q) No holder of any security of the Issuer has any right, which has not been waived or satisfied, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder. Each director and executive officer of the Issuer has delivered to the Representative his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit B hereto or such other form as is approved by the Representative (each, a “Lock-Up Agreement”).
          (r) All necessary corporate action has been duly and validly taken by the Issuer to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Securities by the Issuer and the issuance by the Issuer of Underlying Shares upon conversion of the Securities. This Agreement has been duly and validly authorized by all necessary corporate action, executed and delivered by the Issuer and constitutes and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’

rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity).
          (s) Neither the Issuer nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Issuer, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Issuer is not aware of any threatened or pending litigation between the Issuer or its Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Issuer.
          (t) No transaction has occurred between or among the Issuer and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the Prospectus and the Disclosure Package.
          (u) The Issuer has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Issuer.
          (v) The Issuer and each of its Subsidiaries has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, except where the failure to so file would not have a Material Adverse Effect, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due, except for such taxes as are being contested in good faith and except as would not result in a Material Adverse Effect. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Issuer or any of its Subsidiaries.
          (w) The Issuer has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on The Nasdaq Stock Market, nor has the Issuer received any notification that the Commission or The Nasdaq Stock Market is contemplating terminating such registration or listing.
          (x) The books, records and accounts of the Issuer and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Issuer and its Subsidiaries. The Issuer and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) The written engineering reports prepared by (i) Ryder Scott Company, L.P., (ii) Fairchild & Wells, Inc. and (iii) LaRoche Petroleum Consultants, Ltd. (together, the “Independent Petroleum Engineers”), as of December 31, 2006 and 2007, respectively, setting forth the engineering values attributed to the oil and gas properties of the Issuer and its Subsidiaries accurately reflect in all material respects the ownership interests of the Issuer and its subsidiaries in the properties therein as of December 31, 2006 and 2007, respectively, except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package. The information furnished by the Issuer to the Independent Petroleum Engineers for purposes of preparing their reports, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices; each of the Independent Petroleum Engineers, who prepared estimates of the extent and value of proved oil and natural gas reserves, are independent with respect to the Issuer.
          (z) The Issuer and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus and the Disclosure Package; all policies of insurance and fidelity or surety bonds insuring the Issuer or any of its Subsidiaries or the Issuer’s or its Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Issuer and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Issuer nor any Subsidiary of the Issuer has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost, except as would not have a Material Adverse Effect.
          (aa) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Issuer (except such additional steps as may be necessary to qualify the Securities or the Underlying Shares for public offering by the Underwriters under the state securities or blue sky laws and except for the filing of any issuer information contained in any Offering Participant Free Writing Prospectus) has been obtained or made and is in full force and effect, except as would not have a Material Adverse Effect.
          (bb) There are no affiliations with the FINRA among the Issuer’s officers, directors or, to the knowledge of the Issuer, any five percent or greater shareholder of the Issuer, except as set forth in the Prospectus or the Disclosure Package or otherwise disclosed in writing to the Representative.
          (cc) Except as described in the Registration Statement, the Prospectus and the Disclosure Package, (i) each of the Issuer and each of its Subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”)

which are applicable to its business; (ii) neither the Issuer nor its Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim if determined adverse to the Issuer or any Subsidiary could have a Material Adverse Effect; (iii) each of the Issuer and each of its Subsidiaries has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except where the absence of such permit, license, approval or compliance would not result in a Material Adverse Effect; (iv) to the Issuer’s knowledge, no facts currently exist that will require the Issuer or any of its Subsidiaries to make future material capital expenditures to comply with Environmental Laws; (v) no property which is or has been owned, leased or occupied by the Issuer or its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law; (vi) neither the Issuer nor any of its Subsidiaries has been named as a “potentially responsible party” under CERCLA; (vii) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Issuer (or to the knowledge of the Issuer, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Issuer in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Issuer under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and (viii) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Issuer, except for any spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate will all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous substances” and “solid wastes” shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.
          (dd) In the ordinary course of its business, the Issuer periodically reviews the effect of Environmental Laws on the business, operations and properties of the Issuer and its Subsidiaries, in the course of which the Issuer identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuer has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.
          (ee) The Issuer is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Prospectus and the Disclosure Package, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

          (ff) The principal executive officer and principal financial officer of the Issuer have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are true and correct in all material respects. The Issuer maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and (ii) to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Issuer’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. Except as set forth in the Preliminary Prospectus and the Prospectus, the Issuer does not have any material weaknesses in internal controls, and there has been no material fraud that involves management or other employees who have a significant role in the Issuer’s internal controls. The Issuer is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission (and intends to comply with all applicable provisions that are not yet effective upon effectiveness). The Issuer’s auditors and the Audit Committee of the Board of Directors of the Issuer have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Issuer’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Issuer’s internal controls over financial reporting.
          (gg) The Issuer and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (hh) The Issuer or any other person associated with or acting on behalf of the Issuer including, without limitation, any director, officer, agent or employee of the Issuer or its Subsidiaries, has not, directly or indirectly, while acting on behalf of the Issuer or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

          (ii) The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.
          (jj) None of the Issuer, any of its Subsidiaries or, to the knowledge of the Issuer, any director, officer, agent, employee or Affiliate of the Issuer or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (kk) Neither the Issuer nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Issuer or any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
          (ll) Except as described in the Prospectus and the Disclosure Package or in the documents incorporated by reference into the Prospectus and the Disclosure Package, the Issuer has not sold or issued any debt securities or shares of capital stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
          (mm) The Issuer has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Issuer could have any liability.
          (nn) Each of the Issuer, its directors and officers has not distributed and will not distribute prior to the later of (i) the Closing Date or the Option Closing Date, as applicable, and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the items included in the Disclosure Package, the Registration Statement, any Issuer Free Writing Prospectus to which the Representative has consented, and other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.
     2. Qualified Independent Underwriter Engagement.
          (a) The Issuer hereby confirms its engagement without compensation of RBC Capital Markets Corporation as, and RBC Capital Markets Corporation hereby confirms its agreement with the Issuer to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the Conduct Rules with respect to the offering and sale of the Securities.
          (b) The QIU hereby consents to the references to it as set forth under the caption “Underwriting” in the Disclosure Package and the Final Prospectus and in any amendment or supplement thereto.
          (c) The Issuer agrees to cooperate with the Underwriters and the QIU in an effort to enable the Underwriters to comply with Rule
2710(h) and the QIU to perform the services contemplated by this Agreement.
     3. Purchase, Sale and Delivery of the Firm Securities.
          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of 97.75% of the principal amount thereof plus accrued interest from May 28, 2008 to the Closing Date, if any, the respective principal amounts of Firm Securities set forth opposite the names of the Underwriters in Schedule I hereto.
          (b) The Issuer will deliver the Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Issuer at the office of Baker Botts L.L.P. 910 Louisiana Street, Houston, Texas 77002 , at 9:00 A.M., New York time, on May 28, 2008, or at such other time not later than five full business days thereafter as the Representative and the Issuer determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering. The Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Baker Botts L.L.P. at least 18 hours prior to the First Closing Date.
          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase the Option Securities at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by the Representative to the Issuer setting forth the number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the Option Securities are to be registered and the time and date at which such Securities are to be delivered. The time and date at which Securities for Option Securities are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The principal amount of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total principal amount of Option Securities being purchased as the principal amount of Firm Securities being purchased by such Underwriter bears to the total principal amount of Firm Securities, adjusted by the Representative in such manner as to avoid fractions. The option with respect to the Option Securities granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. The Representative may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer. To the extent, if any, that the option is exercised, payment for and delivery of the Option Securities and delivery of the documents described in Section 7 hereof shall be made in the same manner as in the case of the Firm Securities.
     4. Offering by the Underwriters.
          It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representative deems it advisable to do so. The Firm Securities are to be offered to the public as set forth in the Disclosure Package and the Prospectus Supplement. To the extent, if at all, that any Option Securities are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms.
     5. Covenants.
          (a) The Issuer covenants and agrees with the several Underwriters that it will (i) prepare and file the Prospectus Supplement with the Commission pursuant to Rule 424, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance, in all material respects, with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Securities by the Underwriters.
          (b) The Issuer has not distributed, and without the prior consent of the Representative it will not distribute, any prospectus or other offering material (including, without limitation, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or otherwise constitute a Free Writing Prospectus required to be filed with the Commission and content on the Issuer’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Securities, other than the materials referred to in Section 1(a). Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer and the Representative, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or otherwise constitute a free writing prospectus as defined in Rule 405 under the Securities Act and will not include any “issuer information” (as defined in Rule 433) in any free writing prospectus, except as has been disclosed in writing to the Issuer prior to the Applicable Time. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and the Representative is listed on Schedule II hereto. The Issuer has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending, and each Underwriter has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Offering Participant Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuer by an Underwriter through the Representative expressly for use therein.
          (c) The Issuer will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representative, and will file such final term sheet within the period required by
Rule 433(d)(5)(ii) under the Securities Act following the date such final terms have been established for the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus for purposes of this Agreement. The Issuer also consents to the use by any Underwriter of a Free Writing Prospectus that is not required to be filed with the Commission and that contains only (i)(x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Issuer contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such Free Writing Prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.
          (d) The Issuer will advise the Representative promptly (i) when any post-effective amendment to the Registration Statement shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Issuer will use its commercially reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (e) The Issuer will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or subject itself to taxation as doing business in any jurisdiction or qualify as a dealer of securities in any jurisdiction. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.
          (f) The Issuer will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Issuer will deliver to the Representative at or before the Closing Date, signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representative may reasonably request.
          (g) The Issuer will comply with the Securities Act, the Rules and Regulations, the Exchange Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material act necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus.
          (h) The Issuer will make generally available to its security holders and the Representative, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.
          (i) The Issuer covenants and agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement or amendment to a registration statement under the Securities Act relating to, any shares of its common stock or securities convertible into or exchangeable or exercisable for any shares of its common stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing for a period of 60 days after the date of this Agreement, directly or indirectly, otherwise than hereunder or with the prior written consent of the Representative; provided, that this provision will not restrict the Issuer from (i) issuances pursuant to the exercise of options outstanding on the date hereof, (ii) grants of employee stock options and restricted stock and other securities issuances pursuant to the terms of a plan in effect on the date hereof, (iii) issuances pursuant to the exercise of such options, (iv) issuances to our employees under the terms of the employee stock purchase plan in effect on the date hereof, (v) issuances pursuant to our 401(k) plan, (vi) issuances to directors pursuant to the incentive plan in effect on the date hereof, (vii) the filing of registration statements on Form S-8 and amendments thereto in connection with those securities and plans, (viii) the filing of amendments to our currently effective resale shelf registration statement, (ix) the taking any of the foregoing actions in connection with the issuance of shares or other securities in connection with acquisitions and private placements by us and (x) offerings and issuances in connection with an acquisition by the Issuer or any of its subsidiaries of a business, entity or assets.
          (j) The Issuer will use its best efforts to list, subject to notice of issuance, the Underlying Shares on The Nasdaq Stock Market.
          (k) The Issuer shall apply the net proceeds of its sale of the Securities as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package.
          (l) The Issuer shall not invest, or otherwise use the proceeds received by the Issuer from its sale of the Securities in such a manner as would require the Issuer or any of the Subsidiaries to register as an investment company under the 1940 Act.
          (m) The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for the Common Stock.
          (n) The Issuer will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.
     6. Costs and Expenses.
          The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Issuer; the fees and disbursements of counsel for the Issuer; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the FINRA of the terms of the sale of the Securities; the preparation, printing, authentication, issuance and delivery of certificates representing the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities by the Issuer to the Underwriters; the printing (or reproduction) and delivery of this Agreement and all other agreements or documents approved by the Issuer and printed (or reproduced) and delivered in connection with the offering of the Securities; the transportation and other expenses of the Issuer’s officers and employees in connection with presentations to prospective purchasers of the Securities; the listing fee of The Nasdaq Stock Market; and all other costs and expenses of the

Issuer and its representatives incident to the performance by the Issuer of its obligations hereunder.
          The Issuer shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under FINRA regulations and state securities or blue sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied (except Section 7(c)), or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, or by reason of a termination of this Agreement by the Representative as a result of any suspension of trading of the Common Stock by the Nasdaq Stock Market, the Commission or any governmental authority as contemplated by Section 13(a)(iv) below arising out of an action or omission of the Issuer, then the Issuer shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder; but the Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities.
     7. Conditions of Obligations of the Underwriters.
          The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date, are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance in all material respects by the Issuer of its covenants and obligations hereunder and to the following additional conditions:
          (a) All post-effective amendments to the Registration Statement filed prior to the Closing Date or the Option Closing Date, if any, as applicable, shall have become effective and any and all filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act, except for any issuer information contained in any Offering Participant Free Writing Prospectus. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities.
          (b) The Representative shall have received on the Closing Date and each Option Closing Date, if any, the opinions of Baker Botts L.L.P., counsel for the Issuer, and the opinions of the General Counsel of the Issuer, each dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters in substantially the form attached hereto as Exhibit C-1 and Exhibit C-2, respectively.
          (c) The Representative shall have received from Vinson & Elkins L.L.P, counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, the validity of the Securities and other related matters as the Representative reasonably may request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
          (d) The Representative shall have received, on the date hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to the Representative, from Pannell Kerr Forster of Texas, P.C. confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.
          (e) The Representative shall have received, on the date hereof, the Closing Date and the Option Closing Date, if any, letters dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to the Representative, from each of the Independent Petroleum Engineers, in each case confirming the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Issuer and its Subsidiaries.
          (f) The Representative shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:
               (i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and, to his knowledge, no proceedings for such purpose have been instituted or are pending;
               (ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;
               (iii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, such Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and
               (iv) Since the respective dates as of which information is given in the Disclosure Package, except as disclosed in the certificate, (1) there has not been any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Issuer and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business otherwise than as set forth or contemplated in the Disclosure Package; and (2) neither the Issuer nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a Material Adverse Effect otherwise than as set forth or contemplated in the Disclosure Package.
          (g) The Issuer shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.
          (h) The Firm Securities and Option Securities, if any, shall have been approved for designation upon notice of issuance on The Nasdaq Stock Market.
          (i) The Lockup Agreements described in Exhibit B shall be in full force and effect.
          If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative. In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 9 and 10 hereof).
     8. Conditions of the Obligations of the Issuer.
          The obligations of the Issuer to sell and deliver the portion of the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
     9. QIU Indemnification.
          The Issuer will indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “QIU Indemnitee”) against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action, except for any losses, claims, damages, liabilities, and judgments resulting from the QIU Indemnitee’s willful misconduct.
     10. Indemnification.
          (a) The Issuer agrees:
               (i) to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) (other than any “issuer information” contained in any Offering Participant Free Writing Prospectus) or (C) any “issuer information” contained in any “road show” (each as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (such information, a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, any Issuer Free Writing Prospectus or issuer information filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Issuer by or through the Representative specifically for use in the preparation thereof, such information being listed in Section 15 below.
               (ii) to reimburse each Indemnified Party upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.
          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Issuer, each of its directors and employees, each of its officers who have signed the

Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Offering Participant Free Writing Prospectus (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Offering Participant Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by or through the Representative specifically for use in the preparation thereof, such information being listed in Section 15 below.
          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9 or this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 9 or Section 10(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9 or Section 10(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding, and shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.
          It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 10(a) and by the Issuer in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff (other than a final judgment entered into pursuant to a settlement as to which the indemnifying party did not consent), the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9 or Section 10(a) or (b) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability to act by or on behalf of an indemnified party.
          (d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Issuer, each officer of the Issuer who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10(e), notify in writing such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 10(e). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.
          (f) The indemnity and contribution agreements contained in this Section 10 and Section 9 and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10 and Section 9.

     11. Default by Underwriters
          If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Issuer shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Securities on such terms. After giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Issuer as provided above, if during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate principal amount of Securities with respect to which such default shall occur does not exceed 10% of the aggregate principal amount of all Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective principal amount of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate principal amount of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the principal amounts of Firm Securities or Option Securities, as the case may be, covered hereby, the Issuer or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Section 9 or Section 10 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as the Representative or the Issuer, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     12. Notices.
          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to:	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attention: LCO-IBD
Fax: (212) 325-4296

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
Attention: James M. Prince
Fax: (713) 615-5962

if to the QIU to:	RBC Capital Markets Corporation
c/o RBC Capital Markets
One Liberty Plaza, 165 Broadway
New York, NY 10006-1404
Attention: Joe Morea
Syndicate Director
Fax: (212) 428-6260

if to the Issuer, to:	Carrizo Oil & Gas, Inc.
1000 Louisiana Street, Suite 1500
Houston, Texas 77002
Attention: Gerald A. Morton
General Counsel
Fax: (713) 328-1035

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
One Shell Plaza
910 Louisiana
Houston, Texas 77002
Attention: Gene J. Oshman
Fax: (713) 229-1234
     13. Termination. This Agreement may be terminated by the Representative at any time prior to the Closing Date:
          (a) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Issuer and its subsidiaries taken as a whole, which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market and deliver the Securities as contemplated in the Prospectus; (ii) any change in U.S. or international financial, political or economic conditions the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on The Nasdaq Stock Market, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any
U.S. federal or New York state authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, except as existing with similar severity on the date hereof involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market and deliver the Securities or to enforce contracts for the sale of the Securities; or
          (b) as provided in Sections 7 and 11 of this Agreement.
     14. Successors.
          This Agreement has been and is made solely for the benefit of the Issuer and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.
     15. Information Provided by Underwriters.
          The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement consists of the information contained in the fourth, sixth, tenth, eleventh, twelfth, thirteenth, fourteenth, fifteenth and sixteenth paragraphs under the caption “Underwriting” in the Prospectus and, with respect to each Underwriter, severally but not jointly, any information contained in any Offering Participant Free Writing Prospectus distributed or otherwise used in connection with the offering of the Securities by that Underwriter.
     16. Research Independence.
          In addition, the Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.
     17. No Fiduciary Duty
          Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriters, the Issuer acknowledges and agrees that:
          (a) nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;
          (b) the Underwriters are not acting as advisors, expert or otherwise, to the Issuer in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Securities;
          (c) the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arms-length negotiations;
          (d) any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and
          The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the offering of the Securities.
     18. Miscellaneous.
          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Issuer hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
          This Agreement, together with all other written agreements of the parties executed on the date hereof in connection with the offering of the Securities, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

          This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
[Remainder of page intentionally blank]

          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

Very truly yours,

CARRIZO OIL & GAS, INC.

By	/s/ S.P. Johnson, IV S.P. Johnson, IV
President and Chief Executive Officer
The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
For Itself and as the Representative of the several Underwriters listed on Schedule I
CREDIT SUISSE SECURITIES (USA) LLC

By: Name:	/s/ Jaime Casas Jaime Casas
Title:	Director
As qualified independent underwriter
RBC CAPITAL MARKETS CORPORATION

By: Name:	/s/ Patrick Prendergast Patrick Prendergast
Title:	Managing Director

Schedule I
Schedule of Underwriters

Principal
Amount of
Firm
Securities to
Underwriter	be Purchased
Credit Suisse Securities (USA) LLC	$182,000,000
RBC Capital markets Corporation	78,000,000
J.P. Morgan Securities, Inc.	32,500,000
UBS Securities LLC	32,500,000

Total	$325,000,000

Schedule I

Schedule II
None.

Schedule II

Schedule III
Terms
Issuer Free Writing Prospectus dated May 21, 2008 to
Preliminary Prospectus Supplement dated May 21, 2008
to Prospectus dated May 21, 2008
Registration Statement No. 333-142346
Filed Pursuant to Rule 433
Carrizo Oil & Gas, Inc.
$325,000,000
4.375% Convertible Senior Notes due 2028
This term sheet relates only to the securities described below and should be read together with the preliminary prospectus supplement and related base prospectus, each dated May 21, 2008 (together, the “Preliminary Prospectus”) (including the documents incorporated by reference therein), relating to the securities before making a decision in connection with an investment in the securities. The information in this term sheet supersedes the information in the Preliminary Prospectus to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus.

Issuer:	Carrizo Oil & Gas, Inc. (Nasdaq GSM: CRZO)

Last sale price of CRZO common stock:	$67.84 (May 21, 2008)

Aggregate principal amount offered:	$325 million

Additional purchase option:	30-day option, $48.75 million

Issue price:	100%

Underwriting discounts and net proceeds:

	Per Note		Total
	Without	With	Without	With
	Over-allotment	Over-allotment	Over-allotment	Over-allotment
Underwriting discounts and commissions	2.25%	2.25%	$7,312,500	$8,409,375
Proceeds to Issuer (before expenses)	97.75%	97.75%	$317,687,500	$365,340,625

Selling concession:	1.350% of the principal amount per note

Annual interest rate:	4.375% per year, accruing from May 28, 2008

Maturity date:	June 1, 2028

Interest payment dates:	June 1 and December 1 of each year, beginning December 1, 2008

Record dates:	May 15 and November 15 of each year

Schedule III

Conversion price:	Initially approximately $100.06

Conversion rate:	Initially 9.9936 shares of common stock per $1,000 principal amount of notes (subject to adjustment)

CUSIP/ISIN:	144577AA1/US144577AA15

Repurchase Dates at Option of Holder:	June 1, 2013, 2018 and 2023 or upon a fundamental change (as described in the Preliminary Prospectus)

Redemption Date at Issuer’s Option:	Any time on or after June 1, 2013

Adjustment to conversion rate upon a fundamental change:	Holders who convert their notes in connection with a fundamental change that occurs on or prior to June 1, 2013 are entitled to an increase in the conversion rate for notes surrendered for conversion in connection with such fundamental change. The following table sets forth the stock price, effective date and number of additional shares to be added to the conversion rate.
Number of Additional Shares

Stock Price
Effective Date	$67.84	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00	$105.00	$110.00	$115.00	$120.00	$125.00	$130.00	$135.00	$140.00	$145.00	$150.00	$160.00	$170.00	$180.00	$190.00
May 22, 2008	4.7470	4.4876	3.9626	3.5249	3.1567	2.8446	2.5781	2.3490	2.1508	1.9783	1.8274	1.6947	1.5774	1.4731	1.3801	1.2968	1.2218	1.1541	1.0369	0.9392	0.8568	0.7865
June 1, 2009	4.7470	4.3892	3.8300	3.3667	2.9797	2.6544	2.3790	2.1445	1.9436	1.7706	1.6207	1.4902	1.3761	1.2758	1.1872	1.1086	1.0387	0.9761	0.8692	0.7818	0.7092	0.6481
June 1, 2010	4.7470	4.3650	3.6808	3.1815	2.7681	2.4239	2.1359	1.8935	1.6887	1.5148	1.3663	1.2391	1.1295	1.0347	0.9523	0.8804	0.8173	0.7618	0.6690	0.5953	0.5356	0.4865
June 1, 2011	4.7470	4.3407	3.5095	2.9566	2.5031	2.1302	1.8230	1.5692	1.3590	1.1845	1.0391	0.9177	0.8160	0.7304	0.6581	0.5968	0.5446	0.4999	0.4283	0.3743	0.3327	0.2999
June 1, 2012	4.7470	4.3164	3.4246	2.6590	2.1348	1.7111	1.3707	1.0988	0.8829	0.7123	0.5779	0.4724	0.3897	0.3252	0.2746	0.2350	0.2040	0.1796	0.1449	0.1225	0.1074	0.0968
June 1, 2013	4.7470	4.2921	3.3397	2.5064	1.7711	1.1175	0.5327	0.0064	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock price and effective date may not be set forth on the table, in which case:
•	if the stock price is between two stock price amounts on the table above or the effective date is between two effective dates on the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the earlier and later effective dates based on a 365-day year, as applicable;

•	if the stock price is in excess of $190.00 per share of common stock (subject to adjustment), the conversion rate of the notes will not be increased by any additional shares; and

•	if the stock price is less than $67.84 per share of common stock (subject to adjustment), the conversion rate of the notes will not be increased by any additional shares.
Notwithstanding the foregoing, in no event will the total number of shares issuable upon conversion of a note exceed 14.7406 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments” in the Preliminary Prospectus.

Other Offering Information

Trade date:	May 21, 2008

Settlement date:	May 28, 2008

Use of Proceeds:	The Issuer’s net proceeds, before offering expenses, from this offering will be approximately $317.7 million (or $365.3 million, assuming full exercise of the underwriters’ option to

Schedule III

purchase additional notes). The Issuer expects to use approximately $221.0 million of these proceeds to repay in full all outstanding amounts under its second lien facility, together with associated prepayment penalties. The Issuer expects to use the remaining net proceeds, including any proceeds from the exercise of the underwriters’ option to purchase additional notes, to fund, in part, its increased capital expenditure program for 2008, including its drilling and land acquisition programs in the Barnett Shale, the Marcellus Shale and elsewhere, and for other corporate purposes. Pending the partial funding of its capital expenditure program, the Issuer intends to use a portion of the remaining net proceeds to repay all of the $70.0 million of borrowings outstanding under its revolving credit facility.

Capitalization:	The offering was upsized from an original principal amount of $275,000,000. As a result of this upsize, under “Capitalization” in the Preliminary Prospectus, the Issuer’s as adjusted cash and cash equivalents will be $121,144,000, its as adjusted long-term debt will be $325,000,000 and its as adjusted total capitalization will be $760,144,000.

Joint book-running managers:	Credit Suisse Securities (USA) LLC RBC Capital Markets Corporation

Co-managers:	J.P. Morgan Securities Inc. UBS Securities LLC
The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule III

Exhibit A
List of Subsidiaries
The Issuer has the following wholly owned subsidiaries:
CCBM, Inc.
CLLR, Inc.
Hondo Pipeline, Inc.
The Issuer also has an approximate 8.4% interest in the following entity:
Pinnacle Gas Resources, Inc. (Pinnacle shall not be deemed a “Subsidiary” for purposes of this Agreement)

Exhibit A

Exhibit B
Form of Lock-Up Letter Agreement
Carrizo OIL & GAS, INC.
May 21, 2008
Credit Suisse (USA) LLC
As the Representative of the several underwriters

c/o	Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629
Ladies and Gentlemen:
          This Lock-Up Letter Agreement is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) entered into by Carrizo Oil & Gas, Inc. (the “Issuer”) and you, as the Representative of the several underwriters, with respect to the public offering (the “Offering”) of 4.375% of Convertible Senior Notes due 2028 (the “Securities”).
               The undersigned agrees that, for the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without your prior written consent, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any debt securities or Common Stock of the Issuer or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of debt securities or Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing with you to be bound by the terms of this Lock-Up Letter Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with you to be bound by the terms of this Lock-Up Letter Agreement, (c) shares of Common Stock subject to bona fide pledges of securities either existing on the date of the lock-up agreement or subsequently entered, if in the latter case the pledgee of such securities agrees in writing to be bound by the transfer restrictions contained in the lock-up agreement with respect to such securities, (d) any sales or option exercises pursuant to Rule 10b5-1 trading plans in effect as of
Exhibit B-1

the date of the Underwriting Agreement, (e) a number of shares of Common Stock equal to 50% of the number of shares of restricted stock granted to the undersigned that vest during the Lock-Up Period or (f) sales of shares of Common Stock under any Rule 10b5-1 trading plan to provide funds for the satisfaction of anticipated tax liabilities in contemplation of the vesting of restricted stock during the 70 days following the date of the Underwriting Agreement. The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without your prior written consent, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Issuer or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.
          The initial Lock-Up Period will commence on the date of this Lock-Up Letter Agreement and continue and include the date 60 days after the public offering date set forth on the final prospectus supplement used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.
          The undersigned hereby acknowledges and agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Issuer and will not consummate such transaction or take any such action unless it has received written confirmation from the Issuer that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
          Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to any transactions effected pursuant to a trading plan entered into by the undersigned pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, prior to the date hereof, and nothing herein shall prevent the undersigned from entering into one or more 10b5-1 trading plans or amending one or more existing 10b5-1 trading plans as long as there are no sales of the Issuer’s common stock under such plans during the Restricted Period.
          If (i) the Issuer notifies you in writing that it does not intend to proceed with the Offering, or (ii) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:
Exhibit B-2

Exhibit C-1
Form of Opinion of Baker Botts L.L.P.
          1. The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Issuer has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and as such business is described in the Registration Statement, Disclosure Package and Prospectus Supplement.
          2. The Issuer has all requisite corporate power and authority to enter into and perform its obligations under the Agreement and to issue and sell the Securities.
          3. The Agreement has been duly authorized and validly executed and delivered by the Issuer.
          4. The Indenture has been duly authorized, executed and delivered and has been duly qualified under the Trust Indenture Act; the Securities delivered on such Closing Date have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Securities delivered on such Closing Date constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought.
          5. The Underlying Shares have been duly authorized and reserved for issuance upon such conversion. The Underlying Shares, when issued and delivered by the Issuer against payment of the consideration set forth therein will be validly issued, fully paid and nonassessable.
          6. The execution and delivery by the Issuer of the Agreement and the consummation of the transactions provided for therein do not and will not with the passage of time (a) result in a breach or violation of any of the terms or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of the Issuer; (b) to our knowledge, result in any breach or violation of any terms, provisions or conditions of, or constitute a default of or result in the creation of any lien, charge or encumbrance upon any property or assets of the Issuer pursuant to any indenture, mortgage, deed of trust, note, contract, commitment, instrument or document filed as exhibits to the Issuer’s Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on April 2, 2007, Form 10-Q for the quarter ended March 31, 2007, as filed with the SEC on May 9, 2007, Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC on August 8, 2007, Form 10-Q for the quarter ended September 30, 2007, as amended, as filed with the SEC on November 9, 2007 and amended on January 31, 2008 or Form 10-Q for the quarter ended March 31, 2008, as amended, as filed with the SEC on May 8, 2008 and amended on May 9, 2008, or Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 29, 2008 (the “Material Agreements”), except for such contracts for which
Exhibit C-1

consents or waivers have been obtained as of the date hereof; or (c) to our knowledge, result in a violation by the Issuer of any law, statute, rule or regulation of the United States or the State of Texas applicable to the Issuer; which, in the case of either (b) or (c), breach, violation, default or creation of a lien, charge or encumbrance would, singularly or in the aggregate, be reasonably expected to have a material adverse effect on the business and operations of the Issuer or on its legal ability to perform its obligations under the Agreement.
          7. No consent, approval or authorization of, filing with, any governmental authority or agency of the United States or the State of Texas is required on the part of the Issuer as a condition to the Issuer’s valid execution, delivery and performance of its obligations under the Agreement, or to the offer, sale or issuance of the Securities by the Issuer other than those that have been made or obtained under the Securities Act, the Trust Indenture Act and the Rules and Regulations or the filing of a Prospectus Supplement or any issuer information contained in any Offering Participant Free Writing Prospectus on a timely basis with the Commission or as may be required under state securities or “blue sky” laws or by the Nasdaq Stock Market in connection with the sale of the Securities and except for any Form 8-K filing.
          8. The statements in the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Notes,” “Description of Debt Securities,” “Description of Capital Stock” insofar as such statements constitute a summary of the terms of the Securities and the Common Stock are accurate summaries of the terms of the Securities and Common Stock, in all material respects.
          9. The Registration Statement, the most recent Preliminary Prospectus and the Prospectus and the Prospectus Supplement (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of each of the Independent Petroleum Engineers included therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom or (iv) the exhibits thereto, as to which we have not been asked to comment) appear on their faces to comply as to form in all material respects with the requirements of the Securities Act and the Rules and the documents incorporated by reference in the Registration Statement and the Prospectuses (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of each of the Independent Petroleum Engineers included therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom or (iv) the exhibits thereto, as to which we have not been asked to comment) when they become effective or were filed with the Commission, as the case may be, appeared on their faces to comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (excluding those portions of filings which have been amended in subsequent filings made prior to the date hereof).
          10. The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission. Any required filing of the Preliminary Prospectus and the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).
Exhibit C-1

          11. The Issuer is not an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
          12. The statements in the most recent Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Income and Estate Tax Considerations,” insofar as such statements purport to constitute a summary of provisions of law, are accurate in all material respects with respect to the matters referred to therein.
          We have participated in conferences with officers and other representatives of the Issuer, your Representative, your counsel and representatives of the independent registered public accounting firm of the Issuer at which conferences the contents of the Registration Statement, the Prospectus and the Disclosure Package and related matters were discussed and, although we did not independently verify such information and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Disclosure Package, we advise you that on the basis of the foregoing (relying as to materiality to the extent we deem appropriate upon factual statements of officers and other representatives of the Issuer and your representatives), in the course of acting as counsel to the Issuer in this transaction, no facts have come to our attention which lead us to believe that (A) the Registration Statement (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of each of the Issuer’s independent petroleum engineers included therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom or (iv) the exhibits thereto including the Form T-1) at its latest Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus as amended or supplemented (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of each of the Issuer’s independent petroleum engineers included therein or (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, as to which we have not been asked to comment) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Disclosure Package (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of each of the Issuer’s independent petroleum engineers included therein or (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, as to which we have not been asked to comment) as of the Applicable Time contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          In connection with our opinion expressed above in paragraph 6, we have reviewed only the Material Agreements and our opinion is limited in all respects to such review.
Exhibit C-1

          As to the opinions expressed above in paragraph 1 as to the existence and good standing of the Issuer, we have relied solely upon certificates issued by the Office of the Secretary of State of Texas and the Office of the Comptroller of the State of Texas.
          We express no opinion with respect to the legality, validity, binding nature or enforceability of any provisions of the Agreements (i) purporting to release or exculpate any party from liability for the acts or omissions of such party proximately causing damages or injuries as result of such party’s negligence, willful misconduct or strict liability, or purporting to impose a duty upon any party to indemnify, or make contribution to, any other party when any claimed damages or liability result from the negligence, strict liability, willful misconduct of, or the violation of federal or state securities or anti-fraud laws by, the party seeking such indemnity or contribution, (ii) relating to waivers of rights or precluding any party from asserting claims or defenses or for obtaining certain rights or remedies, (iii) requiring the resolution of any controversies, disputes or claims by arbitration or by reference to a third-party expert, (iv) restricting access to courts or to legal or equitable remedies or affecting the jurisdiction or venue of courts or purporting to grant the remedy of specific performance or other equitable remedy, (v) relating to the severability of invalid terms, the reformation of contracts and similar provisions, (vi) to the extent a court would take into account the reasonableness of economic remedies including without limitation, penalties or liquidated damages, (vii) purporting to require parties to negotiate or agree in the future, (viii) whether a “best efforts” or similar clause sets an objective goal to be accomplished, (ix) provisions purporting to permit cumulative remedies, or (x) the enforceability of provisions to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.
          In the foregoing opinions, phrases such as “to our knowledge,” “known to us” and those with equivalent wording refer to the conscious awareness of information by the lawyers of this firm who have provided services for the Issuer since the beginning of this calendar year.
          Our opinion is limited in all respects to matters governed by the Federal laws of the United States, the laws of the State of Texas and the contract laws of the State of New York, in each case as in effect on the date hereof. The opinions expressed herein are for your benefit and may be relied upon only by you and may not be given or described to any other person without our prior written consent. The opinions given are strictly limited to the matters stated herein and no implied opinions are to be inferred from anything stated herein, and without limiting the generality of the foregoing we express no opinion with respect to any bankruptcy or creditors rights laws or any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated herein. This opinion speaks as of the date hereof, and we disclaim any obligation to update this opinion.
Exhibit C-1

Exhibit C-2
Form of Opinion of Issuer’s General Counsel
          1. The authorized capital stock of the Issuer is as set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock” and, since the dates thereof, there has been no change in the authorized capital stock of the Issuer. The issued and outstanding capital stock of the Issuer has been validly issued, fully paid and nonassessable.
          2. Each Subsidiary has been incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation with all necessary corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, Disclosure Package and Prospectus Supplement.
          3. The issuance and sale of the Securities by the Issuer (and the issuance of the Underlying Shares upon conversion) is not subject to any preemptive or other similar rights of any security holder of the Issuer under the Issuer’s Articles of Incorporation or Bylaws or, to my knowledge, any agreement. To my knowledge, except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Issuer pursuant to the Issuer’s Articles of Incorporation or Bylaws or any agreements known to me. To my knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement, other than as described in the Registration Statement or as have been waived or satisfied.
          4. To my knowledge, other than as set forth in the Registration Statement, the Disclosure Package or the Prospectus Supplement, there is no action, suit or proceeding, in each case pending or threatened against the Issuer before any court, administrative agency or governmental authority of the United States or the State of Texas which, if adversely determined, would have a material adverse effect on the business and operations of Issuer or on its legal ability to perform its obligations under the Agreement.
          5. To my knowledge, all contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.
          6. To my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending.
          I have participated in conferences with officers and other representatives of the Issuer, your representatives, your counsel and representatives of the independent registered public accounting firm of the Issuer at which conferences the contents of the Registration Statement, the Prospectus and the Disclosure Package and related matters were discussed and, although I did not independently verify such information and am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Disclosure Package, I advise you that on the basis of the foregoing, no facts have come to my attention which lead me to believe that
Exhibit C-2

(A) the Registration Statement (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of each of the Issuer’s independent petroleum engineers included therein, or (iii) the other accounting, financial or reserve engineering data contained therein or omitted therefrom) at its latest Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus as amended or supplemented (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of each of the Issuer’s independent petroleum engineers included therein or (iii) the other accounting, financial or reserve engineering data contained therein or omitted therefrom, as to which I have not been asked to comment) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Disclosure Package (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of each of the Issuer’s independent petroleum engineers included therein or (iii) the other accounting, financial or reserve engineering data contained therein or omitted therefrom, as to which I have not been asked to comment) as of the Applicable Time contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The opinions herein expressed are subject to the following qualifications:
          A. The opinions expressed herein are limited to matters governed by the laws of the State of Texas, the corporate laws of the State of Delaware and the federal laws of the United States of America. I am only admitted to practice law in the State of Texas.
          B. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein and without limiting the generality of the foregoing I express no opinion with respect to any bankruptcy or creditors rights laws or any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated herein. The opinions expressed herein are based upon and rely upon the current status of the law in the applicable jurisdiction and in all respects are subject to and may be limited by future legislation as well as by developing case law. The opinions expressed herein are based solely upon applicable laws, statutes, ordinances, rules and regulations and facts, all as in existence on this date, and I express no opinion as to the effect which any future amendments, changes, additions or modifications thereof may have upon the opinions expressed herein, and I assume no obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to my attention or any changes in law which may hereafter occur.
          C. The opinions expressed herein are legal opinions only and do not constitute a guarantee or warranty of the matters discussed herein.
          D. The opinions expressed herein are rendered solely for your benefit in connection with the transactions described above. Except as expressly permitted by me in
Exhibit C-2

writing, these opinions may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent in each instance.
          E. In the foregoing opinions, phrases such as “to my knowledge,” “known to me” and those with equivalent wording refer to my conscious awareness of information. In my capacity as General Counsel, I have participated in numerous internal company meetings, made inquiries of such individuals as I deemed appropriate and have examined records that I deemed relevant as a basis for the opinions expressed above.
Exhibit C-2